Exhibit 99.2

Ironworks Consulting, L.L.C.

Unaudited Financial Statements

Periods Ended September 30, 2011 and 2010, and December 31, 2010

Ironworks Consulting, L.L.C.

Condensed Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2011	2010

Assets

Current

Cash and cash equivalents	$967,307	$892,603
Accounts receivable, net of allowance for doubtful accounts of $150,000	11,248,903	7,312,318
Prepaid and other	480,043	479,087

Total current assets	12,696,253	8,684,008

Property and equipment, net	1,672,631	1,336,849

Other assets
Intangible assets, net	142,705	155,841
Other assets	5,402	—

	$14,516,991	$10,176,698

Liabilities and Members’ Capital

Current liabilities

Line of credit	$—	$2,000,000
Accounts payable and other	2,266,318	828,334
Accrued distributions to members	89,597	—
Deferred revenue	—	295,503
Current maturities of notes payable	121,074	127,555

Total current liabilities	2,476,989	3,251,392

Notes payable, less current maturities	1,201,080	1,289,640
Deferred rent	363,833	339,866

Total liabilities	4,041,902	4,880,898

Commitments and contingencies

Members’ capital	10,475,089	5,295,800

	$14,516,991	$10,176,698

See accompanying notes to condensed financial statements.

Ironworks Consulting, L.L.C.

Condensed Statements of Operations and Changes in Members’ Capital (Unaudited)

Nine Months Ended September 30,	2011	2010

Revenue	$43,434,588	$35,359,979

Cost of services	26,257,827	21,694,556

Gross profit	17,176,761	13,665,423

Selling, general & administrative	6,399,973	5,196,050

Operating income	10,776,788	8,469,373

Other income (expense)
Interest income	360	10,010
Interest expense	(62,680)	(59,789)
Loss on sale of asset	—	500

Total other income (expense)	(62,320)	(49,279)

Net income	10,714,468	8,420,094

Distributions	(5,535,179)	(9,777,664)

Members’ capital, beginning of period	5,295,800	8,363,094

Members’ capital, end of period	$10,475,089	$7,005,524

See accompanying notes to condensed financial statements.

Ironworks Consulting, L.L.C.

Condensed Statements of Cash Flows (Unaudited)

Nine Months Ended September 30,	2011	2010

Operating activities

Reconciliation of net income to cash provided by operating activities
Net income	$10,714,468	$8,420,094
Depreciation and amortization	213,391	250,054
Changes in assets and liabilities:

Accounts receivable	(3,936,585)	(205,603)

Prepaid and other assets	(956)	(112,483)
Other assets	(5,402)	—
Accounts payable and other	1,437,983	619,843
Deferred rent	23,967	150,000
Deferred revenue	(295,503)	126,708

Cash provided by operating activities	8,151,363	9,248,613

Investing activities

Purchase of property and equipment	(536,036)	(918,517)

Cash absorbed by investing activities	(536,036)	(918,517)

Financing activities

Repayment of line of credit	(2,000,000)	—

Payments on notes payable	(95,041)	(90,211)
Distributions	(5,445,582)	(11,978,477)

Cash absorbed by financing activities	(7,540,623)	(12,068,688)

Net increase (decrease) in cash and cash equivalents	74,704	(3,738,592)

Cash and cash equivalents, beginning of year	892,603	4,201,112

Cash and cash equivalents, end of year	$967,307	$462,520

Supplemental Cash Flow Information
Interest paid	$360	$10,010
Interest received	$62,680	$59,789
Non-cash distribution of other assets (Note 2)	$—	$171,130

See accompanying notes to condensed financial statements.

Ironworks Consulting, L.L.C.

Notes to Condensed Financial Statements

1.	Basis of Presentation and Nature of Operations

The unaudited financial statements included in these interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These rules and regulations permit some of the information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to be condensed or omitted. In management’s opinion, the unaudited financial statements contain all adjustments, that are of a normal recurring nature, necessary for a fair presentation of the results of Ironworks Consulting, L.L.C. (the “Company”) for the nine-month periods ended September 30, 2011, and September 30, 2010. Operating results for the nine-month period ended September 30, 2011, are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2010, and the notes thereto.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Ironworks Consulting, L.L.C. (the “Company”) provides professional consulting services in three primary areas: Business & IT Alignment, Portal & Content Management, and Interactive.

2.	Recent Accounting Pronouncements

In October 2009, the FASB revised the accounting guidance pertaining to revenue arrangements with multiple deliverables in ASU 2009-13-605, Revenue Recognition: Multiple-Deliverable Revenue Arrangements. Prior to this guidance, in order for deliverables within an arrangement to be separated, the items must have stand-alone value as defined by the statement and there must be objective and reliable evidence of fair value for all elements or at a minimum the undelivered elements within the arrangement. Objective and reliable evidence of fair value meant there was VSOE of fair value, which consisted of the price charged when the deliverable was sold separately or a price established by management with the authority to establish the price for the item before it was to be sold separately. If VSOE did not exist, third-party evidence was also acceptable. The new standard allows for the use of an estimated management selling price to determine the value of deliverables within an arrangement when VSOE or third-party evidence does not exist. The new guidance also eliminated the use of the residual method of allocation allowed in the previous guidance. The Company has multiple-deliverable arrangements. The guidance was effective for the Company beginning January 1, 2011. The new guidance did not have a material impact on the Company’s financial condition or results of operations.

Ironworks Consulting, L.L.C.

Notes to Condensed Financial Statements (continued)

3.	Line of Credit

The Company has a $3,000,000 revolving line of credit with a bank secured by certain assets, primarily accounts receivable with an original maturity of September 30, 2011, which was extended to December 31, 2011. The outstanding balance at September 30, 2011 and 2010 was $0. Interest is payable monthly on any outstanding balance at a variable rate based on one month LIBOR. The interest rate at September 30, 2011 and 2010 was approximately 3.0%.

4.	Commitments and Contingencies

The Company has a performance interest incentive plan (the “Plan”) established June 1, 2001 that entitles qualified employees to receive an interest in the Company. The Plan authorizes the issuance of 500,000 incentive units which equate to approximately 10% of the Company’s fair value upon redemption as defined by the Plan. As of September 30, 2011, 484,500 incentive units were outstanding and fully vested under the Plan. The incentive units are non-transferable, forfeited upon termination of employment, and provide no voting or any other member rights. The incentive units must be redeemed at fair value in either cash, membership interests, or equivalent equity at the sole discretion of the Board of Directors within 90 days of the occurrence and close of an initial public offering or sale of substantially all assets or membership interests of the Company to an outside party. No liability or expense has been recorded to date as of September 30, 2011 as no transaction had taken place nor had one been initiated that would have caused management to assess the likelihood of the redemption of the incentive units as probable. As described at Note 5, 100% of the Company’s membership interests were acquired on December 31, 2011. The Company’s preliminary estimate for redemption of the incentive units under the Plan is $8.3 million.

The Company is subject to various legal claims in the ordinary course of business. In the opinion of management, none of these claims will have a material adverse effect on the financial statements.

5.	Subsequent Events

The Company evaluates events that have occurred subsequent to the financial statement date for required potential recognition and disclosure if necessary. Subsequent events were considered through March 1, 2012, the date the financial statements were available for issue.

On December 31, 2011, 100% of the Company’s membership interests were acquired by ICF International, Inc. for approximately $102.9 million in cash, including the working capital adjustment pursuant to a December 12, 2011 purchase agreement.

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